Exhibit 10.2

NAME OF SUBSCRIBER:

To:                              Organic Acquisition Corp.
A wholly owned acquisition subsidiary of Pubco
c/o Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Fax; 212 715-8171

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to you in connection with your investment in Pubco, a Delaware corporation (the “Company”) that will do business as Organic To Go, immediately following the Closing of the private placement described herein. The Company is conducting a private placement (the “Private Placement”) of a minimum of eighty (80) units (the “Units”), for $4.0 million (the “Minimum Offering”), with the option to offer and issue up to an additional forty (40) Units, for up to an additional $2.0 million (the “Over Allotment”), for a total of one hundred and twenty (120) Units, for an aggregate of $6.0 million.  Each Unit consists of (i) forty thousand (40,000) shares of the Company’s common stock (“Common Stock”) and (ii) a detachable, five-year warrant to purchase up to 8,000 shares of Common Stock, at an exercise price of $2.50per share (“Warrant”).  The purchase price per Unit is $50,000.  The minimum purchase by any one investor will be one half (1/2) of a Unit for $25,000.

The Units are being offered by the Company on a “best efforts, all or none” basis with respect to the Minimum Offering, and on a “best efforts” basis thereafter with respect to the Over Allotment.  All funds received in the Private Placement shall be held in escrow by Kramer Levin Naftalis & Frankel LLP (the “Escrow Agent”) and, upon fulfillment of the other conditions precedent set forth herein, shall be released from escrow and delivered to the Company at which time the securities subscribed for as further described below shall be delivered to you.

Unless otherwise extended by the Company in its sole discretion, the Private Placement will terminate on January 31, 2007.  The Company reserves the right to withdraw or cancel the Private Placement and to accept or reject any subscription in whole or in part, in its sole discretion.  The Company will not close the Private Placement unless it has received subscriptions for at least the Minimum Offering.  Until subscriptions for the Minimum Offering are received and accepted, all funds will be placed in a separate escrow account with the Escrow Agent.  The closing of the Private Placement is conditioned upon the simultaneous closing of the Merger (as defined below).

The Company has engaged Burnham Hill Partners, a division of Pali Capital, Inc., as the Placement Agent (the “Placement Agent”) in connection with the sale of the Units.  Pursuant to the terms of the engagement with the Placement Agent, the Placement Agent, or its registered assignees or designees, will receive a cash commission of 10.0% of the gross proceeds from the Units sold in the Private Placement and up to $10,000 for the reimbursement of certain out-of-

pocket expenses.  In addition, the Company shall issue to the Placement Agent or its registered assignees or designees, Warrants to purchase up to 10.0% of the shares of Common Stock issued pursuant to the Private Placement.

The Units being subscribed for hereby are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford the loss of their entire investment.  See “Risk Factors” for a description of certain risk factors which should be considered when subscribing for the Units.

CAUTIONARY STATEMENT

This Agreement contains material non-public information within the meaning of Regulation FD promulgated by the Securities and Exchange Commission including the Private Placement and the Merger (as discussed below) (the “Material Non-Public Information”).  By accepting this Agreement, you hereby agree that you will use the Material Non-Public Information only in connection with your evaluation of the investment contemplated hereby and not for any other purpose, and you will not disclose the Material Non-Public Information to any other person without the Company’s prior written consent (which may be withheld in the Company’s sole discretion) or except as may be required by law or legal process.  You also agree that you will direct your representatives not to disclose to any other person or entity the Material Non-Public Information.

By accepting this Agreement, you agree that, until the transactions contemplated herein and hereby are consummated and publicly announced, or such earlier date as the Private Placement and the Merger are terminated (i) neither you nor your representatives will trade in the Company’s securities, and (ii) neither your nor your representatives will disclose the existence of the proposed transactions to any third party.

THE MERGER

Simultaneously with and as a condition to the closing of the Private Placement, Organic Acquisition Corporation (“Organic Acquisition”), a wholly owned subsidiary of the Company will be merged with and into Organic Holding Company, a Delaware corporation (“Organic”), all pursuant to that certain merger agreement, dated as of January 11, 2007, entered into by and among Organic, Organic Acquisition and Pubco (the “Merger Agreement”).  Pursuant to the merger (the “Merger”), Organic will become a wholly owned operating subsidiary of the Company and those persons holding shares of Organic capital stock, warrants and options to purchase shares of Organic capital stock, and certain promissory notes convertible into shares of Organic capital stock, will receive shares of the Company’s Common Stock and warrants and options to purchase shares of the Company’s Common Stock.

After giving effect to the Merger, the stockholders, option holders and warrant holders and the holders of certain convertible promissory notes of Organic will own in the aggregate approximately 78.0% of the issued and outstanding Common Stock on a fully-diluted basis (excluding the warrants to be issued to the Placement Agent and up to 2,500,000 options and/or warrants to purchase shares of Common Stock that may be issued to officers, directors and consultants) (“Fully-Diluted Basis”) upon the closing of the Minimum Offering, or approximately 71.8% of the issued and outstanding Common Stock on a Fully-Diluted Basis upon the closing of the Over Allotment.  Immediately after the Merger, the investors in the Private Placement will own in the aggregate approximately 17.0% of the issued and outstanding Common Stock on a Fully-Diluted Basis upon the closing of the Minimum Offering, or approximately 23.6% of the issued and outstanding Common Stock on a Fully-Diluted Basis upon the closing of the Over Allotment.  After giving effect to the Merger, the Company’s present stockholders will own in the aggregate approximately 5.0% of the issued and outstanding Common Stock on a Fully-Diluted Basis upon the closing of the Minimum Offering, or approximately 4.6% of the issued and outstanding Common Stock on a Fully-Diluted Basis upon the closing of the Over Allotment.  The resulting merged company will operate under the name Organic Holding Company, Inc., d/b/a Organic To Go.

The completion of the Merger is conditioned upon the simultaneous closing of the Private Placement. Subscribers of Units in the Private Placement will not have the opportunity to vote on the Merger prior to its completion.

RISK FACTORS

 The resulting merged public company will operate under the name Organic Holding Company, Inc., d/b/a Organic To Go, and, as the result of the Merger, the Company’s business will be the operation of the Organic business.  Accordingly, a subscription for Units carries the risks of investing in Organic.  For purposes of reviewing the “Risk Factors” included below, “the Company,” “we,” “our” and similar terms refers to the Organic operating business after the consummation of the Merger.

Risks Related to Our Business

Our growth strategy requires Organic to open new cafés, retail stores and catering operations.

We cannot guarantee that we will be able to achieve our expansion goals or that our new cafés and retail stores and/or catering operations will be operated profitably.  Further, we cannot assure you that any new café and/or retail store and/or catering operation we open will obtain similar operating results to those of our existing cafés, retail stores and catering operations. The success of our planned expansion will be dependent upon numerous factors, many of which are beyond our control, including the following:

•                  hiring, training and retention of qualified operating personnel;

•                  identification and availability of suitable café and retail store sites and catering operations;

•                  competition for café and retail store sites and catering operations;

•                  negotiation of favorable lease terms;

•                  timely development of new café and retail store sites and new catering operations;

•                  management of construction and development costs of cafés and retail stores and catering operations;

•                  competition in our markets; and

•                  general economic conditions.

Our success depends on the ability of Organic to locate suitable café and retail store sites and catering operations.

One of our biggest challenges in meeting our growth objectives will be to secure suitable café and retail store sites and catering operations.  There can be no assurance that we will be able to find suitable locations for our planned expansion in any future period.  Delays or failures in opening new cafés, retail stores and catering operations could materially adversely affect our business, financial condition, operating results or cash flows.

We may need additional financing, which may not be available on satisfactory terms or at all.

We may need to raise additional funds to support our future expansion and growth plans.  Our funding requirements may change as a result of many factors, including underestimates of budget items, unanticipated cash requirements, future product and service opportunities, and future business combinations. Consequently, we may need to seek additional sources of financing, which may not be available on favorable terms, if at all, and which may be dilutive to you.

We may seek to raise additional financing through equity offerings, debt financings or additional corporate collaboration and licensing arrangements.  To the extent we raise additional capital by issuing equity securities, our stockholders will experience dilution.  To the extent that we raise additional capital by issuing debt securities, we would incur substantial interest obligations, may be required to pledge assets as security for the debt and may be constrained by restrictive financial and/or operational covenants.  Debt financing would also be superior to your interest in bankruptcy or liquidation.  To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, or grant licenses on unfavorable terms.

We heavily depend on our suppliers and distributors.

Our reliance on our suppliers and distributors subjects us to a number of risks, including possible delays or interruptions in supplies, diminished direct control over quality and a potential lack of adequate raw material capacity.  Any disruption in the supply of or degradation in the quality of the raw materials provided by our suppliers could have a material adverse effect on our business, operating results and financial condition.  In addition, such disruptions in supply or degradations in quality could have a long term detrimental impact on our efforts to develop a strong brand identity and a loyal consumer base.  If any supplier or distributor fails to perform as anticipated, or if there is a termination or any disruption in any of these relationships for any reason, it could have a material adverse effect on our results of operations.

We depend on our key personnel, and the loss of their services may adversely affect our business.

We are highly dependent upon the efforts of our senior management team.  The death or departure of any of our key personnel could have a material adverse effect on our business.  In particular, the loss of Jason Brown, our Chief Executive Officer, could significantly impact our ability to operate and grow the business and could cause performance to differ materially from projected results.  The Company has a $2 million “key man” insurance policy covering Mr. Brown.

We could face labor shortages which could slow our growth.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including managers, chefs and other kitchen staff, necessary to keep pace with our expansion schedule.  Qualified individuals of the requisite caliber and number needed to fill these positions are in short supply in some areas.  Although we have not experienced any significant problems in recruiting or retaining employees, any future inability to recruit and retain sufficient individuals may delay the planned openings of new cafés, retail stores and catering operations.  Any such delays or any material increases in employee turnover rates in existing cafés, retail stores and catering operations could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area.

We anticipate that our new cafés, retail stores and catering operations will typically take several months to reach budgeted operating levels due to problems commonly associated with new cafés, retail stores and the catering business, including lack of market awareness, inability to hire sufficient staff and other factors.  Although we will attempt to mitigate these factors by careful attention to training and staffing needs, there can be no assurance that we will be successful in operating our new cafés, retail stores and catering operations on a profitable basis.  New markets that we enter may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new cafés, retail stores and catering operations in those new markets to be less successful than cafés and retail stores in our existing markets.

Our expansion may strain our infrastructure, which could slow our café, retail storeand catering services development.

We also face the risk that our existing systems and procedures, financial controls, and information systems will be inadequate to support our planned expansion.  We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls.  If we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our expansion objectives, our business, financial condition, operating results or cash flows could be materially adversely affected.

Our operations are susceptible to changes in food and supply costs, which could adversely affect our margins.

Our profitability depends, in part, on our ability to anticipate and react to changes in food and supply costs.  Any increase in distribution costs could cause our food and supply costs to increase.  Further, various factors beyond our control, including adverse weather conditions and governmental regulations, could cause our food and supply costs to increase.  We cannot predict whether we will be able to anticipate and react to changing food and supply costs by adjusting our purchasing practices.  A failure to do so could adversely affect our operating results and cash flows.

Changes in consumer preferences or discretionary consumer spending could negatively impact our results.

Our cafés, retail stores and catering services feature various types of organic foods and beverages.  Our continued success depends, in part, upon the popularity of these foods in the future.  Shifts in consumer preferences away from this cuisine could materially adversely affect our future profitability.  Also, our success depends on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence.  Adverse changes in these factors could reduce customer traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, operating results or cash flows.  We can also be materially adversely affected by negative publicity concerning food quality, illness, injury, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from our operations.

Our industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause customers to avoid our cafés and result in liabilities.

We could become the subject of complaints or litigation from customers or employees alleging illness, injury or other food quality, health or operational concerns.  Adverse publicity resulting from these allegations may materially adversely affect us and our cafés, retail stores and catering business, regardless of whether the allegations are valid or whether we are liable.

Our operations are subject to governmental regulation associated with the food service industry, the operation and enforcement of which may restrict our ability to carry on our business.

We are in the perishable food industry.  The development, manufacture and marketing of products sold by us will be subject to extensive regulation by various government agencies,

including the U. S. Food and Drug Administration and the U.S. Federal Trade Commission, as well as various state and local agencies.  These agencies regulate production processes, product attributes, packaging, labeling, advertising, storage and distribution.  These agencies establish and enforce standards for safety, purity and labeling.  In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace, including those in our retail locations.  Our retail locations will be subject to inspection by federal, state, and local authorities.  We will seek to comply at all times with all such laws and regulations.  We will obtain and maintain all necessary permits and licenses relating to our operations, and will ensure that our facilities and practices comply with applicable governmental laws and regulations. Nevertheless, there is no guarantee that we will be able to comply with any future laws and regulations.  Our failure to comply with applicable laws and regulations could subject us to civil remedies including fines, injunctions, recalls or seizures as well as potential criminal sanctions.  As a result of such regulations we may encounter a variety of difficulties or extensive costs, which could delay or preclude us from marketing our products or continuing or expanding our operations.  We cannot predict if all necessary approvals will be granted or that if granted, any approval will be received on a timely basis.  If approvals are not obtained or are delayed, this may also preclude us from marketing our products or continuing or expanding our operations.

All of our operations are currently located in Washington and California.  As a result, we are highly sensitive to negative occurrences in those two states.

We are particularly susceptible to adverse trends and economic conditions in the States of Washington and California, including in their labor markets.  In addition, given our geographic concentration, negative publicity regarding any of our operations in the States of Washington or California could have a material adverse effect on our business and operations, as could other regional occurrences such as local strikes, earthquakes or other natural disasters.

Risks Related to the Private Placement and the Securities

The Offering Price and other terms of the Private Placement have been arbitrarily determined and may not be indicative of future market prices.

The Offering Price was not established in a competitive market.  The Offering Price bears no relationship to the Company’s or Organic’s assets, book value, historical results of operations or any other established criterion of value, and may not be indicative of the fair value of the Common Stock.  The trading price, if any, of the Common Stock that will prevail in any market that may develop in the future may be higher or lower than the price you subscribe for.

The public market may not agree with or accept our determination of the Offering Price, in which case subscribers may not be able to sell their securities underlying the Units at or above the Offering Price, thereby resulting in losses on sale.  The market price of the Common Stock will fluctuate significantly in response to factors, some of which are beyond our control, such as the announcement of new products or services by us or our competitors, quarterly variations in our and our competitors’ results of operations, changes in earnings estimates or recommendations by securities analysts, developments in our industry, and general market conditions and other factors, including factors unrelated to our own operating performance or the condition or prospects of our industry.

Further, the stock market in general, and securities of small-cap companies in particular, have recently experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of our Common Stock, which could cause a decline in the value of our Common Stock.  You should also be aware that price volatility might be worse if the trading volume of our Common Stock is low.

Although our Common Stock is currently quoted on the OTC Bulletin Board, trading may be extremely sporadic.  There can be no assurance that a more active market for the Common Stock will develop.  Accordingly, subscribers must assume they may have to bear the economic risk of an investment in the Units for an indefinite period of time.

Management may apply the proceeds of the Private Placement to uses for which you may disagree.

Our management will have considerable discretion in using the proceeds of the Private Placement, and you will not have an opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  The proceeds may be used for corporate purposes with which you may disagree.

There are restrictions on the transferability of the Common Stock and the Common stock underlying the Warrants contained in the Units .

The Private Placement will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  We will undertake to register the shares of Common Stock and the shares of Common stock underlying the Warrants contained in the Units. If we desire, we may permit the transfer of the securities out of a purchaser’s name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to us that the sale or proposed transfer will not result in a violation of the Securities Act or any applicable state securities or “Blue Sky” laws.

Our compliance with the Sarbanes-Oxley Act and the United States Securities and Exchange Commission rules concerning internal controls may be time consuming, difficult and costly.

Organic has never operated as a publicly traded company.  As a result of the Merger, Organic and its management team will have to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley and this may be time consuming, difficult and costly.  We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Although we intend to seek to have our Common Stock listed on the American Stock Exchange or the NASDAQ Capital Market as soon as practicable.  However, we cannot assure you that the Company will be able to meet the initial listing standards of either of those or of any other stock exchange, or that it will be able to maintain any such listing.  Until such time, if ever, that the Common Stock is listed on an exchange, we expect that it would be eligible to be quoted on the OTC Bulletin Board. In addition, if we failed to meet the criteria set forth in the United States Securities and Exchange Commission (“SEC”) regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling the Company’s Common Stock, which may further affect its liquidity and make it more difficult for the Company to raise additional capital.

We have not and do not intend to pay any dividends.

No assurance can be given that the Company’s proposed operations will be profitable.  No dividends have been paid by Organic since inception and the payment of dividends is not contemplated in the foreseeable future.  The payment of future dividends will be directly dependent upon the earnings of the Company, its financial needs and other similarly unpredictable factors.  Earnings are expected to be retained to finance and develop the Company’s business.

The Company’s Common Stock will be considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.  The market price of the Company’s Common Stock is likely to be less than $5.00 per share and therefore may be a “penny stock.”  Broker and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell the Company’s Common Stock and may affect your ability to sell shares.

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SUBSCRIPTION PROCEDURES

1.             SUBSCRIPTION AND PURCHASE PRICE

1.1.          Subscription.  Subject to the conditions set forth in Section 2 hereof, the undersigned hereby subscribes for and agrees to purchase the number of Units indicated on page 23 hereof on the terms and conditions described herein and the Company hereby agrees to issue and sell such Units to the undersigned on the terms and conditions described herein.  The minimum number of Units that may be purchased is one half (1/2) of a Unit for $25,000.

1.2.          Purchase of Securities.  The undersigned understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Units shall be $50,000 per Unit, for an aggregate purchase price as set forth on page 23 hereof (the “Aggregate Purchase Price”).  Payment for the Units subscribed for hereunder shall be made by the undersigned by check or wire transfer, payable in United States dollars, to “Kramer Levin Naftalis & Frankel LLP IOLA Account” (Please see specific wire instructions herein on Page 21),  with the undersigned’s delivery of this Agreement to the Company.

2.                                      ACCEPTANCE AND CLOSING PROCEDURES

2.1.          Irrevocable Obligation.  The obligation of the undersigned to purchase the Units contemplated hereby and the obligation of the Company to issue and sell the Units contemplated hereby is irrevocable.

2.2.          Closing.  The closing (the “Closing”) shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, or such other place as determined by the Company, on a Business Day (the “Closing Date”), or such other date as is mutually agreed to by the parties and the undersigned.  “Business Day” shall mean from the hours of 9:00 a.m. (P.S.T.) through 5:00 p.m. (P.S.T.) of a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required to be closed.

3.             INVESTOR’S REPRESENTATIONS AND WARRANTIES

The undersigned hereby acknowledges, agrees with and represents and warrants to the Company and its affiliates, as follows:

(a)           The undersigned has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)           The undersigned acknowledges his understanding that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder (“Regulation D”).  In furtherance thereof, the undersigned further represents and warrants to the Company and its affiliates as follows:

(i)            The undersigned is acquiring the Unit(s) solely for the undersigned’s own beneficial account, for investment purposes, and not with view to, or resale in connection with, any distribution of the shares of Common Stock, or shares of Common Stock to be received when the Warrants are exercised, except pursuant to sale registered or exempted under the Securities Act; provided, however, that by making the representations herein, the undersigned does not agree to hold any of the Units for any minimum or other specific term and reserves the right to dispose of the Units at any time in accordance with, or pursuant to, a registration statement or an exemption under the Securities Act.

(ii)           The undersigned has the financial ability to bear the economic risk of the undersigned’s investment, has adequate means for providing for the undersigned’s current needs and contingencies, and has no need for liquidity with respect to the undersigned’s investment in the Company and the Units.

(iii)          The undersigned and the undersigned’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”), has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Units.  If other than an individual, the undersigned also represents it has not been organized for the purpose of acquiring the Units.

(c)           The information in the Investor Questionnaire completed and executed by the undersigned (the “Investor Questionnaire”) is accurate and true in all material respects, and the undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

(d)           The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment.

(e)           The undersigned understands and agrees that the undersigned must bear the economic risk of the undersigned’s purchase because, among other reasons, neither the Units nor the securities underlying the Units have been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the undersigned is aware that the securities being purchased hereunder are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

(f)                                    No representations or warranties have been made to the undersigned by the Company or any of its officers, employees, agents, affiliates or subsidiaries, other than any representations of the Company contained herein, and in subscribing for Units the undersigned is not relying upon any representations other than any contained herein; provided that nothing contained herein shall modify, amend or affect the undersigned’s right to rely on the Company’s representations and warranties contained herein.

(g)                                 The undersigned understands and acknowledges that the undersigned’s purchase of the Units is a speculative investment that involves a high degree of risk and the potential loss of the undersigned’s entire investment.

(h)                                 The undersigned understands and agrees that the certificates for the securities being purchased hereunder shall bear substantially the following legend until (i) such securities shall have been registered under the Securities Act pursuant to a registration statement that has been declared effective or (ii) in the opinion of counsel reasonably acceptable to the Company, such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTES.

(i)            Neither the SEC nor any state securities commission has approved the Units, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided to the undersigned by the Company.

(j)            The undersigned and the undersigned’s Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the reasonable satisfaction of the undersigned and the undersigned’s Advisors, if any.

(k)           The undersigned is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any article, notice,

advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the undersigned was invited by, or any solicitation of a subscription by, a person not previously known to the undersigned in connection with investments in securities generally.

(l)            The undersigned has not engaged any placement agent, financial advisor or broker, which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby and, in turn, to be paid to other selected dealers.

(m)          The foregoing representations, warranties, and agreements shall survive the Closing.

4.             PUBCO’S REPRESENTATIONS AND WARRANTIES

The Company hereby acknowledges, agrees with and represents and warrants to the undersigned, as follows (for clarity’s sake, all references to the Company in the representations and warranties set forth in this Section 4 shall refer to Pubco):

(a)           The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted.

(b)           The Company has the corporate power and authority to execute and deliver this Agreement and issue the Units and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           The Common Stock and Warrants to be issued to the undersigned pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable.

(d)           Neither the execution and delivery nor the performance of this Agreement by the Company will conflict with the Company’s Certificate of Incorporation, as amended, or By-laws, as amended, or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.

(e)                                  Other than in connection with the requisite filings under applicable “Blue Sky” laws and the filing with the SEC of a Form D, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof or thereof.

(f)                                    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any subscriber for Units or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(g)                                 This Agreement does not contain any untrue statement of a material fact or omit to state any material fact with respect to the Company necessary in order to make the statements made herein, in the light of the circumstances under which they were made, not misleading.

(h)                                 The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  The representations and warranties of the Company contained in this Section 4, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(i)                                     Since December 31, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(j)            The foregoing representations, warranties, and agreements shall survive the Closing.

5.             ORGANIC’S REPRESENTATIONS AND WARRANTIES

Organic hereby acknowledges, agrees with and represents and warrants to the undersigned, that, (except as is set forth on the Company Disclosure Schedule attached to the Merger Agreement):

(a)           Organization, Standing and Power.  Organic is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed, and it has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b)           Authority.  Organic has the corporate power and authority to execute and deliver the documents, certificates and instruments it contemplates entering into in connection with the Merger (the “Organic Merger Documents”) and to perform its obligations thereunder.  The Organic Merger Documents have been or will be, on or before the closing of the Merger, duly authorized, executed and delivered by the Organic and are or will be, at the closing of the Merger, valid, binding and enforceable against the Organic in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution and delivery by Organic of the Organic Merger Documents does not, and the consummation of the transactions contemplated thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of Organic’s Certificate of Incorporation or Bylaws, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Organic or any of its properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) could not have had and could not reasonably be expected to have a Material Adverse Effect on Organic.  For the purposes of this Section 5, a “Material Adverse Effect” with respect to any person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, if any, taken as a whole.

(c)           No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Organic in connection with the execution and delivery of the Organic Merger Documents, or the consummation of the transactions contemplated thereby, except for (i) the filing of a Certificate of Merger as provided in Section 1.2 of the Merger Agreement; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Organic and would not prevent, or materially alter or delay any of the transactions contemplated by the Organic Merger Documents.

(d)           Financial Statements. Organic has provided to Pubco a correct and complete copy of the audited consolidated financial statements (including any related notes thereto) of Organic for the fiscal year ended December 31, 2005 (the “Audited Financial Statements”) and a correct and complete copy of the unaudited consolidated financial statements of Organic for the nine month period ended September 30, 2006 (the “Unaudited Financial Statements” and, with the Audited Financial Statements, the “Financial Statements”).  The Financial Statements were prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Organic at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the Unaudited Financial Statements do not contain notes and are subject to normal adjustments that are not expected to have a Material Adverse Effect on Organic.

(e)           Absence of Undisclosed Liabilities.  Organic has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in the Financial Statements for the fiscal quarter ended September 30, 2006 (the “Organic Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the Organic Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Organic Balance Sheet date and not reasonably likely to have a Material Adverse Effect on Organic; and (iv) those incurred in connection with the execution of the Organic Merger Documents.

(f)            Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration, audit or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Organic, threatened against Organic or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Organic. There is no injunction, judgment, decree, order or regulatory restriction imposed upon Organic or any of its assets or business, or, to the knowledge of Organic, any of their its directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Organic.  For the purposes of this Section 5, any reference to Organic’s “knowledge” means the actual knowledge of Jason Brown, Organic’s Chief Executive Officer, after reasonable inquiry (within the meaning of Rule 405 under the Securities Act).

(g)           Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Organic which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Organic, any acquisition of property by Organic or the conduct of business by Organic.

(h)           Governmental Authorization.  Organic has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Organic currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Organic’s business or the holding of any such interest ((i) and (ii) herein collectively called “Organic Authorizations”), and all of such Organic Authorizations are in full force and effect, except where the failure to obtain or have any of such Organic Authorizations or where the failure of such Organic Authorizations to be in full force and effect could not reasonably be expected to have a Material Adverse Effect on Organic.

(i)            Title to Property.  Organic has good and valid title to all of its properties, interests in properties and other assets, real and personal, tangible and intangible, or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except liens that in the aggregate would not have a Material Adverse Effect on Organic. The plants, property and equipment of Organic that are used in the operations of its business are in good operating condition and repair, except where the failure to be in good operating condition or repair would not have a Material Adverse Effect.

(j)            Labor Matters.  Organic is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Organic nor does Organic know of any activities or proceedings of any labor union to organize any such employees.

(k)           Insurance.  Organic has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Organic. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Organic are otherwise in compliance in all material respects with the terms of such policies and bonds. Organic has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

(l)            Compliance With Laws.  To Organic’s knowledge, Organic has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Organic.

(m)          Representations Complete.  None of the representations or warranties made by Organic herein contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

6.             USE OF PROCEEDS

The Company shall use the net proceeds from the offering of the Units to support the Organic business plan (which includes, among other things, making acquisitions) and for working capital and general corporate purposes.

7.             REGISTRATION RIGHTS

(a)                                  The Company shall file a registration statement (the “Registration Statement”) with the SEC covering the resale of the shares of Common Stock underlying the Units (the “Unit Shares”) and the shares of Common Stock into which the Warrants are exercisable (the “Warrant Shares”), on or around, but no later than, ninety (90) days after the Closing Date (the “Filing Date”).  The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible after the Filing Date.

(b)                                 If the Company fails to file the Registration Statement with the SEC on or before the ninetieth (90th) day after the Closing Date, the Company shall pay to the undersigned a cash amount equal to 2.0% of the Aggregate Purchase Price paid by the undersigned.  If the Registration Statement is not declared effective by the SEC with respect to the Unit Shares within one hundred fifty (150) days after the Filing Date, the Company shall pay to the undersigned a cash amount equal to 1.0% of the Aggregate Purchase Price paid by the undersigned for each thirty (30) day period after the Filing Date for a period of up to twenty-four (24) months from the Filing Date.  Notwithstanding anything to the contrary contained herein or elsewhere, the Company shall not be liable for any penalty hereunder for the failure hereunder to have a Registration Statement with respect to the Warrant Shares declared effective by the SEC.  Additionally, in the event that the SEC requires, as a condition precedent to declaring the Registration Statement effective, that the Company reduce the number of shares of Common Stock subject to such Registration Statement, the shares of Common Stock to be removed first from the Registration Statement shall be Warrant Shares.

(c)                                  The Company may request the undersigned to furnish the Company with such information with respect to the undersigned and the undersigned’s proposed distribution of securities being purchased hereunder pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the undersigned agrees to furnish the Company with such information.

8.             INSIDER TRADING PROHIBITION; INDEMNITY

(a)           Commencing as of the date of this Agreement and until the sixth (6th) trading day following the Closing Date, the undersigned hereby agrees to (i) refrain from (a) engaging in any transactions with respect to the Company’s capital stock or securities exercisable or convertible into or exchangeable for any shares of the Company’s capital stock.

(b)           The Company agrees to indemnify and hold harmless the undersigned and their respective officers and directors, employees and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Company, or the Company’s breach of, or failure to comply with, any covenant or agreement made by the undersigned herein or in any other document furnished by the Company to the undersigned, its officers and directors, employees and its affiliates and each other person, if any, who controls any of the foregoing in connection with this transaction.

9.             MISCELLANEOUS PROVISIONS

9.1.          Modification.  Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

9.2.          Notices.  Any party may send any notice, request, demand, claim or other communication hereunder to the undersigned at the address set forth on the signature page of this Agreement or to the Company at the address set forth above using any means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties written notice in the manner herein set forth.

9.3.          Counterparts; Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature, any which such signature shall be deemed an original signature for all purposes hereof.

9.4.          Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person or entity, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and his or its heirs, executors, administrators, successors, legal representatives and assigns.

9.5.          Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Units.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Units issued and issuable hereunder.  The undersigned may assign some or all of its rights hereunder in connection with transfer of any of its Units without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned; provided, however, that any such assignee shall be deemed to have made, with respect to such assignee, all of the representations, warranties and covenants of the undersigned contained herein.

9.6.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

(Remainder of page intentionally left blank)

WIRE TRANSFER INSTRUCTIONS

Bank:	Citibank, N.A.
666 Fifth Avenue
New York, NY 10103

ABA No.:	021-000-089

Account Name:	Kramer Levin Naftalis & Frankel LLP
IOLA Account

Account No.:	37317968

Reference:	Organic Acquisition Corp. / Christopher S. Auguste
[Purchaser’s Name]

DOCUMENT AND/OR CHECK DELIVERY INSTRUCTIONS

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attn:  Christopher S. Auguste

Tel: (212) 715-9265
Fax: (212) 715-8277

Payable To:  Kramer Levin Naftalis & Frankel LLP IOLA Account

Reference:  Organic Acquisition Corp.

ANTI-MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

To help you understand theses efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What are we required to do to eliminate money laundering?

Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transactions and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the               day of               , 2007.

	X $50,000 for each Unit	= $
Units subscribed for		Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	☐	Individual	7.	☐	Trust/Estate/Pension or Profit sharing Plan Date Opened:

2.	☐	Joint Tenants with Right of Survivorship	8.	☐	As a Custodian for Under the Uniform Gift to Minors Act of the State of

3.	☐	Community Property	9.	☐	Married with Separate Property

4.	☐	Tenants in Common	10.	☐	Keogh

5.	☐	Corporation/Partnership/ Limited Liability Company	11.	☐	Tenants by the Entirety

6.	☐	IRA

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE 24.
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE 26.

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Purchaser

Residence: Number and Street	Address of Additional Purchaser

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Purchaser)

ACCEPTED this       day of            , 2007, on behalf of Pubco.

By:
Name:
Title:

By:
Name:
Title:

AGREED TO, SOLELY WITH RESPECT TO THE PROVISIONS OF SECTION 5 HEREOF, this       day of        , 2007, on behalf of Organic Holding Company, Inc.

By:
Name:
Title:

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, Trust, Etc.)

Name of Entity (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

By:
Name:
Title:

op

[seal]

Attest:
(If Entity is a Corporation)

Address

ACCEPTED this             day of                  , 2007, on behalf of Pubco.

By:
Name:
Title:

AGREED TO, SOLELY WITH RESPECT TO THE PROVISIONS OF SECTION 5 HEREOF, this         day of                                , 2007, on behalf of Organic Holding Company, Inc.

By:
Name:
Title:

INVESTOR QUESTIONNAIRE

Instructions:  Check all boxes below which correctly describe you.

☐                                                                                    You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase units consisting of one (1) share of Series B Convertible Preferred Stock and a four-year detachable warrant to purchase shares of common stock (the “Units”), is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors.

☐                                                                                    You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐                                                                                    You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Units and with total assets in excess of $5,000,000.

☐                                                                                    You are a director or executive officer of Pubco or Organic Holding Company, Inc.

☐                                                                                    You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time of your subscription for and purchase of the Units.

☐                                                                                    You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

☐                                                                                    You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose subscription for and purchase of the Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐                                                                                    You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

The undersigned hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased securities of Pubco doing business as Organic To Go.

Name of Purchaser [please print]	Name of Co-Purchaser [please print]

Signature of Purchaser (Entities please provide signature of Purchaser’s duly authorized signatory.)	Signature of Co-Purchaser

Name of Signatory (Entities only)

Title of Signatory (Entities only)